Key Energy Services, Inc.

News Release

For Immediate Release: Thursday, March 26, 2009	Contact: Blake Hutchinson (713)651-4300

KEY ENERGY ANNOUNCES APPOINTMENT OF
TREY WHICHARD AS NEW SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

HOUSTON, TX, March 26, 2009 – Key Energy Services, Inc. (NYSE: KEG) announced today that T.M. “Trey” Whichard, III has been hired as Senior Vice President and Chief Financial Officer. Previously, Mr. Whichard was an officer with BJ Services Company (NYSE: BJS) serving in various financial capacities since 1989, including Treasurer and Tax Director and most recently as Vice President and Chief Financial Officer from 2002 until the beginning of 2006.

Commenting on the appointment of Mr. Whichard, Dick Alario, Chairman and Chief Executive Officer, said “I am pleased that we are in a position to have a seasoned, strategic Chief Financial Officer join Key. I think Trey’s experience and leadership will be instrumental in taking Key to the next level.”

Mr. Whichard received a BBA in Accounting from Sam Houston State University in 1981.

Key Energy Services, Inc. is the world’s largest rig-based well service company. The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services. The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

1301 McKinney Street, Suite 1800, Houston, TX 77010